Exhibit 5.1

Squire Patton Boggs (US) LLP 1120 Avenue of the Americas, 13th Floor New York, New York 10036 O+1 212 872 9800 squirepattonboggs.com

March 6, 2026

Patriot Acquisition Corp.
Four Radnor Corporate Center
100 Matsonford Road, Suite 210

Radnor, PA 19087

Re: Registration Statement of Patriot Acquisition Corp.

Ladies and Gentlemen:

We have acted as United States counsel to Patriot Acquisition Corp., a Cayman Islands exempted company (the “Company”) in connection with the registration by the Company with the United States Securities and Exchange Commission (the “Commission”) of units of the Company, including the underwriters’ over-allotment option (collectively, the “Units”), with each Unit consisting of one Class A ordinary share of the Company, $0.0001 par value (the “Ordinary Shares”), and one-half of one redeemable warrant of the Company with each whole warrant exercisable to purchase one Ordinary Share at a price of $11.50 per share (the “Warrants”), pursuant to a Registration Statement on Form S-1 initially filed by the Company with the Commission on March 6, 2026 (as may be amended, the “Registration Statement”).

In connection with the issuance of this opinion, we have examined such documents, including the Registration Statement, and have reviewed such questions of law, as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of public officials.

The opinions expressed below are made in the context of the foregoing. Without limiting the generality of the foregoing, we have neither examined, nor do we opine upon, any provision or matter to the extent that the examination or opinion would require a financial, mathematical or accounting calculation or determination.

Patriot Acquisition Corp.

March 6, 2026

Page -2-

Based upon the foregoing, we are of the opinion that:

1. When the Registration Statement becomes effective under the Securities Act of 1933, as amended (the “Act”), and when the offering is completed as contemplated by the Registration Statement, the Units will be legally binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the warrant agreement to be entered into by and between Continental Stock Transfer & Trust Company (“Continental”), as warrant agent, and the Company (the “Warrant Agreement”).

2. When the Registration Statement becomes effective under the Act and when the Warrants underlying the Units are issued and delivered as part of the Units, as contemplated by the Registration Statement, such Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agreement; and (e) we have assumed the Exercise Price (as defined in the Warrant Agreement) will not be adjusted to an amount below the par value per Ordinary Share.

We do not express any opinion concerning any law other than the laws of the State of New York and the federal law of the United States of America, in each case, that are, in our experience, normally applicable to the Company and that are applicable to transactions like the issuance and sale of the Units contemplated by the Registration Statement. Accordingly, we have made no independent investigation of the laws of any other jurisdiction. We do not express any opinion concerning the application of the “doing business” laws of any other jurisdiction or the securities laws of any jurisdiction other than the federal securities laws of the United States. Further, we do not express any opinion or view regarding tax matters arising from the issue and sale of the Units or with respect to any statements regarding federal income tax consequences as set forth in the Registration Statement and in the prospectus forming a part thereof. We do not express any opinion on any matter or as to any law not expressly addressed herein.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder. This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.

Very truly yours,

/s/ Squire Patton Boggs (US) LLP